Exhibit 23.4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this registration statement on Form S-4 of our report dated February 19, 2015 with respect to our audits of the combined financial statements of Majesco as of and for the year ended March 31, 2014 and as of and for the nine month period ended March 31, 2013. We also consent to the reference to our Firm under the heading “Experts” in such registration statement.

/s/ MSPC, Certified Public Accountants and Advisors, PC

Cranford, New Jersey

March 31, 2015